As filed with the Securities and Exchange Commission on March 5, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACKBERRY LIMITED
(Exact Name of Registrant as Specified in its Charter)

Ontario (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
2200 University Avenue East
Waterloo, Ontario, Canada
N2K 0A7
(519) 888-7465
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Inducement Performance-Based Restricted Share Units
BlackBerry-Cylance Stock Plan
(Full title of the plan)

BlackBerry Corporation
3001 Bishop Drive
Suite 400
San Ramon, California 94583
(925) 242-5660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Washington, D.C. 20006
(202) 887-1500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.          ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (5)
Common Shares, no par value	87,677 (2)	$8.7425	$766,516.17	$92.90
Common Shares, no par value	8,000 (3)	$8.7425	$69,940.00	$8.48

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares, no par value (the “Common Shares”) of BlackBerry Limited (the “Registrant”), that may be offered or issued in connection with any stock split, stock dividend, recapitalization or other similar transaction.

(2)	Represents Common Shares issuable in respect of equity awards to be made to employees of Cylance Inc. (“Cylance”) under the BlackBerry-Cylance Stock Plan, as described under “Explanatory Note” herein.
(3)
Represents Common Shares issuable in respect of inducement performance-based restricted share unit awards to be granted in accordance with New York Stock Exchange Listing (the “NYSE”) Rule 303A.08. See “Explanatory Note” herein.

(4)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of Common Shares on the NYSE on March 4, 2019.

(5)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001212.

EXPLANATORY NOTE

On February 21, 2019, pursuant to an Agreement and Plan of Merger, dated as of November 16, 2018 (the “Merger Agreement”), BlackBerry Corporation, a wholly-owned subsidiary of the Registrant, acquired Cylance (the “Merger”). In connection with the Merger, the Registrant created the BlackBerry-Cylance Stock Plan (as amended on March 4, 2019, the “Plan”) to permit the grant of equity awards to former service providers of Cylance who became service providers to the Registrant in accordance with the Merger Agreement. On February 22, 2019, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (file no: 333-229799) (the “Original Registration Statement”) relating to up to 8,584,505 Common Shares of the Registrant to be issued under the Plan. This Registration Statement relates to up to an additional 87,677 Common Shares of the Registrant that may be issued under the Plan.

The Registrant also filed the Original Registration Statement to register 3,116,168 and 1,058,021 Common Shares to be issuable under performance-based restricted share unit awards (the “Inducement Awards”) to be made to Stuart McClure and Ryan Permeh, respectively, in connection with their employment by the Registrant following the effective time of the Merger. This Registration Statement also relates to 5,972 and 2,028 additional Common Shares to be issuable under the Inducement Awards to be made to Messrs. McClure and Permeh, respectively. The Inducement Awards are “employment inducement grants” under New York Stock Exchange Listing Rule 303A.08.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Original Registration Statement, except as amended hereby.

 PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit

4.1
Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-192986), filed with the Commission on December 20, 2013)

4.2
Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-192986), filed with the Commission on December 20, 2013)

4.3.1	Amended and Restated By-law No. A3 of the Registrant (incorporated by reference to Document 1 in the Registrant’s Report on Form 6-K, furnished with the Commission on May 15, 2014)
4.3.2	Amended and Restated By-law No. A4 of the Registrant (incorporated by reference to Document 2 in the Registrant’s Report on Form 6-K, furnished with the Commission on June 13, 2014)
5.1	Opinion of Torys LLP
23.1	Consent of Torys LLP (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included on the signature page of this Registration Statement)
99.1	BlackBerry-Cylance Stock Plan, as amended
99.2
Form of Inducement Award Agreement (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-229799), filed with the Commission on February 22, 2019)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, California, United States on March 5, 2019.

BLACKBERRY LIMITED

By	/s/ John S. Chen
John S. Chen Executive Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Chen and Steven Capelli, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of BlackBerry Limited (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 5, 2019.

Signature	Title

/s/ John S. Chen John S. Chen	Executive Chairman and Chief Executive Officer (principal executive officer)

/s/ Steven Capelli Steven Capelli	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Prem Watsa Prem Watsa	Lead Director

/s/ Laurie Smaldone Alsup Laurie Smaldone Alsup	Director

/s/ Michael Daniels Michael Daniels	Director

/s/ Timothy Dattels Timothy Dattels	Director

/s/ Richard Lynch Richard Lynch	Director

/s/ Barbara Stymiest Barbara Stymiest	Director

/s/ Wayne Wouters Wayne Wouters	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of BlackBerry Limited and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of San Ramon, California, United States on March 5, 2019.

BLACKBERRY CORPORATION (Authorized U.S. Representative)

By:	/s/ Steven Capelli
	Name:	Steven Capelli
	Title:	President